--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 29, 1998

                              HMH PROPERTIES, INC.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                   33-95058                52-1822042
------------------------------ ----------------  ------------------------------
 (STATE OR OTHER JURISDICTION    (COMMISSION            (I.R.S. EMPLOYER
      OF INCORPORATION OF        FILE NUMBER)         IDENTIFICATION NO.)
         ORGANIZATION)

10400 FERNWOOD ROAD, BETHESDA, MARYLAND                                 20817
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES                              (ZIP)CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (301) 380-9000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS
        ------------

        1. SENIOR NOTES OFFERING
           ---------------------

  On July 29, 1998, Host Marriott Corporation, ("Host Marriott"), Host Marriott Hospitality, Inc., its wholly owned subsidiary ("Hospitality"), HMH Properties, Inc. (the "Company") an indirect wholly-owned subsidiary of Host Marriott and a direct wholly-owned subsidiary of Hospitality, and certain subsidiaries of the Company executed an Underwriting Agreement (the "Underwriting Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nationsbanc Montgomery Securities LLC (collectively, the "Underwriters"). Subject to the terms and conditions contained in the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters an aggregate of $500,000,000 7 7/8% Series A Senior Notes due 2005 ("Series A Notes") and $1,200,000 7 7/8% Series B Notes due 2008 ("Series B Notes"). The Series A Notes and the Series B Notes are fully and unconditionally guaranteed by Host Marriott, Hospitality and by certain of the Company's subsidiaries. The price to the public for the Series A Notes and the Series B Notes was 99.972% and 99.352%, respectively, with underwriting discounts and commissions in each case of 2.00% of the principal amount at maturity, generating expected net proceeds to the Company (after deducting estimated expenses of the offering) of approximately $1,655,084,000. The Series A Notes and Series B Notes were sold pursuant to a Registrations Statement on Form S-3 (File No. 333-50729) filed on April 22, 1998 and effective as of June 17, 1998.

        2. OFFER TO PURCHASE AND CONSENT SOLICITATION
           ------------------------------------------

  The Company announced on August 6, 1998 that it has successfully completed its offers to purchase any and all of its 9 1/2% Senior Secured Notes due 2005 (the "9 1/2% Senior Notes"), 8 7/8% Senior Notes due 2007 (the "8 7/8% Senior Notes") and the 9% Senior Notes due 2007 (the "9% Senior Notes") and the related solicitations of consents to the applicable Indentures pursuant to which the aforementioned securities were issued.

  As of 5:00 p.m. on August 4, 1998, New York City time, the scheduled expiration time and date, the Company had received valid tenders of, and duly executed consents to proposed indenture amendments with respect to, (i) $579,331,000 aggregate principal amount of its 9 1/2% Senior Notes (representing approximately 96.56% of the outstanding 9 1/2% Senior Notes); (ii) $599,950,000 aggregate principal amount of its 8 7/8% Senior Notes (representing approximately 99.99% of its outstanding 8 7/8% Senior Notes) and (iii) $349,900,000 aggregate principal amount of its 9% Senior Notes (representing approximately 99.97% of the outstanding 9% Senior Notes). Following the expiration of the Offers, the Company has accepted for payment all 9 1/2% Senior Notes, 8 7/8% Senior Notes and 9% Senior Notes validly tendered in the Offers.

  In addition, the Company amended its consent solicitations such that holders of 9 1/2% Senior Notes, 8 7/8% Senior Notes and 9% Senior Notes who validly tendered their securities and delivered consents to the proposed Indenture amendments prior to 5:00 p.m., New York City time, on August 4, 1998 will receive a consent payment equal to $20.00 for each $1,000 principal amount of securities to which such consent relates.

        3. NEW CREDIT FACILITY
           -------------------

  The Company announced on August 6, 1998 that it expanded its borrowing capacity by replacing its existing $500 million bank facility with a new $1.25 billion credit facility. The $1.25 billion credit facility is comprised of a $350 million term loan and a $900 million revolver and will bear interest at a floating rate. The credit facility is led by Bankers Trust Company with Wells Fargo Bank, The Bank of Nova Scotia and Credit Lyonnais acting as co-agents. Commitments have been received from approximately 20 additional institutions. The term loan may be increased by up to $250 million. The credit line will initially have a three-year term with two one-year extension options.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

     7(c).  EXHIBITS
            --------

     *1.1   Underwriting Agreement dated July 29, 1998 among HMH Properties, certain guarantors signatories thereto, Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown Incorporated, Bear Stearns & Co., Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nationsbanc Montgomery Securities LLC.

     *4.1   Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., the Guarantors (as defined therein), the Subsidiary Guarantors (as defined therein) and Marine Midland Bank, as Trustee.

     *4.2   First Supplemental Indenture to Amended and Restated Indenture dated as of August 5, 1998 (including the form of 7 7/8% Series A Senior Notes due 2005 and form of 7 7/8% Series B Notes due 2008).

     *25.1 Statement of Eligibility and Qualifications on Form T-1 of Marine Midland Bank, as Trustee, under the Indenture.

--------------

*  Filed herewith


                                        HMH Properties, Inc.

                                        /s/ Christopher G. Townsend
                                        ---------------------------
August 6, 1998                          Christopher G. Townsend
                                        Senior Vice President and
                                        General Counsel


                                       2